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                                                                 EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement
(Form S-8) of Epimmune Inc. (formerly known as Cytel Corporation) of our report dated February 5, 1999, except for Notes 5, 9 and 11, as to which the date is March 29, 1999, with respect to the consolidated financial statements of Epimmune Inc. (formerly known as Cytel Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /S/ ERNST & YOUNG LLP
                                             ---------------------
                                                 ERNST & YOUNG LLP

San Diego, California
September 23, 1999